EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
4/20/20111	Sale	$11.0191	1488
4/21/20112	Sale	$11.0845	355
4/28/20113	Sale	$11.7533	12516
4/29/20114	Sale	$11.7654	6101
5/2/20115	Sale	$11.7793	5000
5/3/20116	Sale	$11.8463	8115
5/4/20117	Sale	$12.1426	29935
5/5/20118	Sale	$12.7503	30000
5/6/20119	Sale	$13.0704	8000
5/9/201110	Sale	$13.2066	32568
5/10/201111	Sale	$13.3275	24008
5/12/201112	Sale	$13.0330	5000
5/13/201113	Sale	$13.2362	5000
5/16/201114	Sale	$13.0026	1170
5/18/201115	Sale	$12.2493	12482
5/19/201116	Sale	$12.2079	4366
5/20/201117	Sale	$12.2201	6099
5/23/201118	Sale	$12.0035	1604

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1 This transaction was executed in multiple trades at prices ranging from $11.00 - 11.06.
2 This transaction was executed in multiple trades at prices ranging from $11.00 - 11.10.
3 This transaction was executed in multiple trades at prices ranging from $11.70 - 11.99.
4 This transaction was executed in multiple trades at prices ranging from $11.70 - 11.80.
5 This transaction was executed in multiple trades at prices ranging from $11.75 - 11.83.
6 This transaction was executed in multiple trades at prices ranging from $11.80 - 11.90.
7 This transaction was executed in multiple trades at prices ranging from $11.90 - 12.34.
8 This transaction was executed in multiple trades at prices ranging from $12.55 - 12.95.
9 This transaction was executed in multiple trades at prices ranging from $12.97 - 13.15.
10 This transaction was executed in multiple trades at prices ranging from $13.10 - 13.26.
11 This transaction was executed in multiple trades at prices ranging from $13.25 - 13.40.
12 This transaction was executed in multiple trades at prices ranging from $13.00 - 13.10.
13 This transaction was executed in multiple trades at prices ranging from $13.20 - 13.30.
14 This transaction was executed in multiple trades at prices ranging from $13.00 - 13.01.
15 This transaction was executed in multiple trades at prices ranging from $12.15 - 12.35.
16 This transaction was executed in multiple trades at prices ranging from $12.16 - 12.25.
17 This transaction was executed in multiple trades at prices ranging from $12.20 - 12.30.
18 This transaction was executed in multiple trades at prices ranging from $12.00 - 12.02.